UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 4, 2024

KOIL ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Rankin Road, Houston, TX 77073

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 – Termination of a Material Definitive Agreement.

On March 4, 2024, Mr. Charles K. Njuguna resigned as President, Chief Executive Officer, Chief Financial Officer and as a member of the board of directors (the “Board”) of the Company, effective as of March 31, 2024. As a result of his resignation, the Company and Mr. Njuguna agreed to terminate the Employment Agreement dated effective September 1, 2019, between the Company and Mr. Njuguna (the “Employment Agreement”). The termination of the Employment Agreement is effective as of March 31, 2024.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Executive Officer

On March 4, 2024, Charles K. Njuguna resigned as President, Chief Executive Officer, Chief Financial Officer and as a member of the board of directors (the “Board”) of the Company, effective as of March 31, 2024. The resignation of Mr. Njuguna did not involve any disagreement with the Company.

Appointment of Chief Executive Officer

On March 6, 2024, the Board appointed Erik Wiik as the Company’s Chief Executive Officer, effective April 1, 2024. Mr. Wiik, age 60, served as President of ReAdapt Inc., an engineering consultancy firm providing subject matter expertise within subsea technology, since July 2018. From March 2015 to June 2018, he was Group President of CIRCOR Energy, a manufacturer of products for the oil and gas industry. Prior to that, he served in various capacities over 24 years with Aker Solutions, a provider of integrated solutions, products and services to the global energy industry. His most recent position with Aker was as Regional President of North America, and he also served as president of business units within subsea controls and umbilicals, marine contracting, well services, engineering and floating production within Aker. Mr. Wiik also served on the Board of Directors of the United Stated National Ocean Industry Association, Spindletop Charities and the Norwegian American Chamber of Commerce. Mr. Wiik was commissioned as an officer in the Norwegian Navy and has an Engineering degree from Texas A&M University.

Employment Agreement

On March 6, 2024, the Company entered into an employment agreement with Mr. Wiik (the “Employment Agreement”), with an effective date of April 1, 2024 (the “Effective Date”).

Under the terms of the Employment Agreement, Mr. Wiik is entitled to receive an annual base salary (the amount of which is $325,000), subject to annual adjustment by the Company’s board of directors (the “Board”). Mr. Wiik is also entitled to receive an annual bonus based upon the achievement of financial objectives by the Company, which objectives shall be set by the Board annually. Further, the Employment Agreement provides that Mr. Wiik is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to all other peer executives of the Company, to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company for other peer executives, and to receive reimbursement for reasonable business expenses. In the event of a change of control (as defined in the Employment Agreement), the awards and grants to Mr. Wiik that are comprised of or based upon equity securities under the Company’s plans, practices, policies and programs will immediately vest.

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The Employment Agreement provides that if any payment or distribution to an Executive would be subject to any additional tax or excise tax, or any interest or penalties are incurred by Mr. Wiik with respect to such excise tax, then Mr. Wiik will be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment of all taxes Mr. Wiik will retain an amount of the Gross-Up Payment equal to the tax imposed upon such payment or distribution.

In the event of termination of Mr. Wiik’s employment for any reason, Mr. Wiik will be entitled to receive all accrued, unpaid salary and vacation time through the date of termination and all benefits to which Mr. Wiik is entitled or vested under the terms of all employee benefit and compensation plans, agreements and arrangements in which Mr. Wiik is a participant as of the date of termination. In addition, subject to executing a general release in favor of the Company, Mr. Wiik will be entitled to receive certain severance payments in the event his employment is terminated by the Company “other than for cause” or by Mr. Wiik with “good reason.” These severance payments include the following:

(i)	a lump sum in cash equal to one time Mr. Wiik’s annual base salary (at the rate in effect on the date of termination);

(ii)	a lump sum in cash equal to a pro rata portion of the annual bonus payable for the period in which the date of termination occurs based on the actual performance under the Company’s annual incentive bonus arrangement; provided, however, that such pro rata portion shall be calculated based on Mr. Wiik’s annual bonus for the previous fiscal year; provided further that if no previous annual bonus has been paid to Mr. Wiik, then the lump sum cash payment shall be no less than fifty percent of Executive’ annual base salary; and

(iii)	if Mr. Wiik’s termination occurs prior to the date that is twelve months following a Change in Control (as defined in the Employment Agreement), then each and every share option, restricted share award and other equity-based award that is outstanding and held by Mr. Wiik shall immediately vest and become exercisable.

Mr. Wiik has agreed, during the term of his employment and for a one-year period after his termination, not to engage in Competition (as defined in the Employment Agreement) with the Company, solicit business from any customer or potential customer of the Company, solicit the employment or services of any person employed by or a consultant to the Company on the date of termination or with six months prior thereto, or otherwise knowingly interfere with the business or accounts of the Company or any of its subsidiaries.

The Employment Agreement also provides that the Company, to the extent permitted by applicable law and the by-laws of the Company, will defend, indemnify and hold harmless Mr. Wiik from any and all claims, demands or causes of action, including reasonable attorneys’ fees and expenses, suffered or incurred by Mr. Wiik as a result of the assertion or filing of any claim, demand, litigation or other proceedings based upon statements, acts or omissions made by or on behalf of Mr. Wiik pursuant to the Employment Agreement or in the course and scope of Mr. Wiik’s employment with the Company. The Company will also maintain and pay all applicable premiums for directors’ and officers’ liability insurance which shall provide full coverage for the defense and indemnification of Mr. Wiik, to the fullest extent permitted by applicable law.

In connection with entering into the Employment Agreement, the Company granted 300,000 shares of restricted stock, and options for 300,000 shares, to Mr. Wiik. Each of the foregoing will vest in three equal installments on the anniversaries of the grant date.

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

No family relationship exists between Mr. Wiik and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Wiik and any other person pursuant to which Mr. Wiik was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Wiik had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Election of Director

On March 8, 2024, the Board appointed Mr. Wiik as a member of the Board, effective immediately.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Koil Energy Solutions, Inc. and Erik Wiik, dated March 6, 2024
99.1	Press Release issued by Koil Energy Solutions, Inc., dated March 11, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KOIL ENERGY SOLUTIONS, INC.

By:	/s/ Charles K. Njuguna
Charles K. Njuguna
President, Chief Executive Officer and Chief Financial Officer

Date: March 11, 2024

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